EXHIBIT 10.1

Amendment No. 7 to Amended and Restated

Receivables Purchase Agreement

This AMENDMENT NO. 7 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of June 12, 2009 (this “Amendment”), is made by and among ABITIBI-CONSOLIDATED U.S. FUNDING CORP. (the “Seller”), CITIBANK, N.A. (“Citibank”), as a Bank, CITIBANK, N.A., LONDON BRANCH, as operating agent (the “Agent”) for the Investors and the Banks, ABITIBI-CONSOLIDATED INC. (“ACI”) and ABITIBI CONSOLIDATED SALES CORPORATION (“ACSC”).

Preliminary Statements. (1) The Seller, Citibank, Eureka Securitisation, plc, as an Investor, the Agent, ACI, in its capacity as Subservicer and an Originator, and ACSC, in its capacity as Servicer and an Originator, are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of January 31, 2008 (as amended, restated, supplemented and/or otherwise modified from time to time, the “RPA”; capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the RPA).

(2)       The parties hereto wish to amend the RPA on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.   Amendment to the RPA. Effective as of the date hereof in accordance with Section 2 of this Amendment, Section 7.01(ff) of the RPA is amended by deleting the date “June 15, 2009” set forth therein, and inserting in lieu thereof the date “June 19, 2009”.

SECTION 2.   Effectiveness. This Amendment shall become effective as of the date hereof at such time that executed counterparts of this Amendment have been delivered by each party hereto to the other parties hereto.

SECTION 3. Representations and Warranties. Each of the Seller and the Servicer represents and warrants that:

(a)       each of the representations and warranties contained in Section 4.01 and Section 4.02, respectively, of the RPA (after giving effect to this Amendment) are correct in all material respects on and as of the date of this Amendment as though made on and as of such date; and

(b)       no Insurance Policy Event, Servicer Default, Event of Termination or Incipient Event of Termination exists under the RPA (after giving effect to this Agreement).

SECTION 4.   Confirmation of RPA. Each reference in the RPA to “this Agreement” or “the Agreement” shall mean the RPA as amended by this Amendment, and as hereafter amended or restated. Except as expressly amended pursuant to Section 1 hereof, the RPA is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. This Amendment shall not be deemed a waiver of any Event of Termination, Incipient Event of Termination, Servicer Default or Insurance Policy Event or any other term or condition of any Transaction Document and shall not be deemed to prejudice any right or rights which any Investor or Bank or the Agent (i) have to exercise any rights, remedies, powers, claims or causes of action now or hereafter available under the RPA or any other Transaction Document as a result of any past, present or future Event of Termination, Incipient Event of Termination, Servicer Default or Insurance Policy Event or (ii) otherwise may now have or may have in the future under or in connection with any Transaction Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time, and each of the Agent, for itself, the Investors and the Banks, and the Banks hereby reserve all of their respective rights, remedies, powers, claims and causes of action under the RPA and under applicable law, all of which rights, remedies, powers, claims and causes of action are cumulative to such party.

SECTION 5.   Confirmation of Undertakings. ACI confirms and agrees that, notwithstanding the effectiveness of this Amendment, the Undertaking (Originator) and Undertaking (Servicer) (collectively, the “Undertakings”) heretofore executed and delivered by it are, and shall continue to be, in full force and effect, and the Undertakings are hereby ratified and confirmed.

SECTION 6.   Costs and Expenses. The Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Banks with respect thereto.

SECTION 7.  GOVERNING LAW. THIS AMENDMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

SECTION 8.   Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9.   Execution by ACI. This Amendment shall be considered to be executed and delivered by ACI at a location in the United States of America and once an authorized director or officer of ACI resident in the United States of America has executed the same.

SECTION 10. Language. This Amendment and all related documents have been written in the English language at the express request of the parties. Le présent contrat ainsi que tous les documents s’y rattachant ont été rédigés en anglais à la demande expresse des parties.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ABITIBI-CONSOLIDATED U.S. FUNDING CORP.
By:	/s/ Allen Dea
Name: Title:	Allen Dea Assistant Treasurer

ABITIBI-CONSOLIDATED INC.
By:	/s/ Allen Dea
Name: Title:	Allen Dea VP and Secretary

ABITIBI-CONSOLIDATED SALES CORPORATION
By:	/s/ Allen Dea
Name: Title:	Allen Dea Assistant Treasurer

CITIBANK, N.A., London Branch, as Agent
By:	/s/ Tom Sullivan
Name: Title:	Tom Sullivan Vice President

CITIBANK, N.A.
By:	/s/ Tom Sullivan
Name: Title:	Tom Sullivan Vice President